SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 20, 2012

Tactical Air Defense Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada		88-0455809
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
123 West Nye Lane, Suite 517
Carson City, Nevada 89706
(Address of principal executive offices)

(775) 888-6744
(Issuer’s Telephone Number)

_____________________________________________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section

1 - Registrant’s Business and Operations

Item

1.01

Entry into a Material Definitive Agreement.

On August 20, 2012, Tactical Air Defense Services, Inc. (the “Company”) entered into a Letter of Intent (the “LOI”) with Northrop TF5-1 Corp. (“TF5-1”).

Pursuant to the terms of the LOI and subject to further negotiation, the Company will acquire 100% of the equity interest and assets of TF5-1, including, but not limited to, one (1) Canadair Ltd. CF-5 aircraft (the “CF-5 Aircraft”), such that following the transaction, TF5-1 will become a wholly owned subsidiary of the Company. In exchange, the existing shareholder of TF5-1 will be issued: (i) Two Million Five Hundred Thousand (2,500,000) shares of the Company’s Series C Preferred Stock; and (ii) a secured promissory note issued by the Company in the principle amount of Five Hundred Thousand Dollars (US$500,000), which shall have an annual interest rate of twelve (12%) percent, a term of one (1) year and shall be secured by the CF-5 Aircraft. The parties have agreed to use their best efforts to close the Transaction within 30 days of execution of the LOI.

Item

7.01

Regulation FD Disclosure.

Press Releases

In connection with the LOI and concurrently with this Form 8-K, the Company issued a press release relating to the LOI as described in “Item 1.01 Entry Into Material Definitive Agreements” above.  A copy of this press release is furnished as an exhibit to this Report.

Section

9 – Financial Statements and Exhibits

Item

9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Number	Description

10.1	Letter of Intent between Tactical Air Defense Services, Inc. and Northrop TF5-1 Corp.

99.1

Press release dated as of August 21, 2012, entitled “Tactical Air Defense Services to Acquire Northrop TF5-1 Corp.” relating to Letter of Intent between Tactical Air Defense Services, Inc. and Northrop TF5-1 Corp. (Deemed Furnished)

Dated:   August 21, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tactical Air Defense Services, Inc.
/s/ Alexis Korybut
By:	Alexis Korybut
Its:	Chief Executive Officer

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